Orange County
Bancorp, Inc.

Orange County Bancorp, Inc. Announces Pricing of Upsized Initial Public Offering of Common Stock

Middletown, N.Y. — August 4, 2021 — Orange County Bancorp, Inc. (the “Company”), parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc., today announced the pricing of its initial public offering of 1,000,000 shares of its common stock at a public offering price of $33.50 per share. The offering was upsized from the previously announced offering size of 900,000 shares of common stock.  The offering is expected to result in gross proceeds to the Company of approximately $33.5 million. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $30.5 million.  In addition, the Company has granted the underwriters a 30-day option to purchase up to 150,000 additional shares of common stock from the Company at the initial public offering price, less the underwriting discount, to cover any over-allotments.  The shares are expected to begin trading on Thursday, August 5, 2021 on the NASDAQ Capital Market under the symbol “OBT.”

Piper Sandler & Co. and Stephens Inc. are serving as joint book-running managers.

The offering will be made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained from Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-800-747-3924, or by email at prospectus@psc.com, or Stephens Inc., 111 Center Street, Little Rock, AR 72201, or by phone at 1-800-643-9691.

The Securities and Exchange Commission (the “SEC”) declared the Registration Statement on Form S-1 (File No: 333-257781) relating to the common stock effective on August 4, 2021. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of the common stock, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The common stock to be offered in the initial public offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Orange County Bancorp, Inc.

Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through ongoing innovation and an unwavering commitment to its community and business clientele to more than $2.0 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and was acquired by the Company in 2012.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of the allowance for loan losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of the COVID-19 pandemic; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Registration Statement filed with the SEC. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.